UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2014

Supernova Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

153 W. Lake Mead Pkwy., Ste 2240, Henderson, NV	89015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 335-0356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 28, 2014, Fortunato Villamagna resigned as President and Director of the corporation. His resignation does not result from any disagreement with the Company regarding its operations, policies, practices or otherwise but is as a result of his desire to pursue other professional ventures. Peter Hewitt, the current Secretary, Treasurer and Director was appointed to serve in the position of President until the next regular election of officers.

Item 8. Other

On October 17, 2013, in excess of 51% of the shareholders of the Company and 100% of the board of directors approved the Company amended its Articles of Incorporation changing the name of the corporation to Supernova Energy, Inc., changing its authorized common shares to 100,000,000 and executing a 1 for 2 reverse split changing the current outstanding of 62,949,004 to 31,474,502. FINRA made the above changes effective on June 25, 2014. The symbol on this date became NHURD and will change to SPRN on July 22, 2014.

Exhibits

No.	Exhibits
99	Resignation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 30, 2014

Supernova Energy, Inc.

By: /s/ Peter Hewitt
Peter Hewitt, President

EXHIBIT INDEX

No.	Exhibits
99	Resignation